Exhibit 99.2

LIBERTY RESOURCES ACQUISITION CORP. ANNOUNCES THE APPOINTMENT OF A NEW DIRECTOR AND RESIGNATION OF EXISTING DIRECTOR

New York, NY — March 28, 2024—Liberty Resources Acquisition Corp (“Liberty” or the “Company”) (Nasdaq: LIBYU, LIBY, LIBYW), today announced the appointment of William H. Van Vliet III as a new independent member of its board of directors (“Board”) effective as of March 25, 2024. The Company also announced that Garry Stein has resigned from the Board for personal reasons, effective as of March 25, 2024.

William H. Van Vliet III graduated in 1985 from the Naval Engineering Systems School at the Naval Training Centre in Great Lakes, Illinois. He has over 31 years of experience in international business and 22 years of experience in the oil and gas industry. In 1994, Mr. Van Vliet III founded Universal Communications Network, and in 2007, served as an advisor to the Group Managing Director of Oilcorp Berhad. In 2007, Mr. Van Vliet III also founded Renewable Fuel Corp., Inc. and served as its Chairman and Chief Executive Officer. In 2014, he was appointed as the Special Project Advisor to the Chief Executive Officer of KNM Global Limited and in 2015, he was appointed as the Chief Executive Officer and Director of W.E. Smith Pty Ltd.

About Liberty Resources Acquisition Corp.

Liberty Resources Acquisition Corp. is a blank check company, which was formed to acquire one or more businesses and assets, via a merger, capital stock exchange, asset acquisition, stock purchase, and reorganization. Liberty was formed to effect a business combination focusing on the natural resources industry, specifically within the oil and gas sectors.

Forward-Looking Statements

This press release contains statements that constitute “forward-looking statements,” including with respect to the Company’s search for an initial business combination. Forward-looking statements are statements that are not historical facts and are subject to numerous conditions, many of which are beyond the control of the Company, including those set forth in the Risk Factors section of the Company’s registration statement on Form S-1 and annual report on Form 10-K filed with the SEC. Copies are available on the SEC’s website, www.sec.report. Such forward-looking statements are subject to risks and uncertainties, which could cause actual results to differ from the forward-looking statements. The Company expressly disclaims any obligations or undertaking to release publicly any updates or revisions to any forward-looking statements contained, except as required by law.

Contact

Dato’ Maznah Binti Abdul Jalil

Liberty Resources Acquisition Corp.

Phone: 1-305-809-7217